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                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement"), dated as of April 17, 1997, is made and entered into by and between Cardwell International Ltd., a Kansas corporation (the "Company"), and A.C. Teichgraeber (the "Executive") and joined in to the extent set forth in the Joinder below by IRI International Corporation, a Delaware corporation ("IRI").

                                    RECITALS

         A. The Company desires to retain the services of the Executive as a senior executive of the Company;

         B. Concurrently herewith, the Company, the Executive, IRI and certain other parties have entered into an Acquisition Agreement (the "Acquisition Agreement") pursuant to which, among other things, (1) IRI will acquire all of the issued and outstanding shares of the Company, and (2) the Executive will sell (or cause entities controlled by him to sell) certain property to IRI for cash, subject to the terms and conditions of such Acquisition Agreement; and

         C. The Executive desires to continue to provide his services to the Company on the terms and conditions herein provided.

         NOW, THEREFORE, the parties agree as follows:

         1. DEFINITIONS. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

             (a) " AFFILIATE" means IRI and any entity controlling, controlled by or under common control with, IRI.

             (b) "BASE PAY" means the salary provided for in Section 4(a), as such amount may be adjusted hereunder.

             (c) "BOARD" means the Board of Directors of the Company or an authorized committee thereof.

             (d) "CAUSE" means that the Executive shall have committed:

                 (i) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any Affiliate;

                 (ii)  any intentional wrongful damage to property of the
         Company or any Affiliate;
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                 (iii) intentional Unauthorized Disclosure, Use or Solicitation;

                 (iv) intentional wrongful engagement in any Competitive Activity; or

                 (v) any violation of IRI's ethics policy, a copy of which is attached hereto;

and any such act shall have been materially harmful to the Company or any Affiliate.

             (e) "CHANGE IN CONTROL" means the occurrence of any event that causes any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Energy Services International Limited, a Delaware corporation, or any of its Affiliates, individually or in the aggregate, to become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of IRI.

             (f) "COMPETITIVE ACTIVITY" means any act by the Executive that is prohibited under Section 6(a).

             (g) "DISABILITY" means the Executive's inability, as a result of mental or physical illness, injury or disease, substantially to perform his material duties and responsibilities under this Agreement for a period of 180 consecutive calendar days within any 12-month period.

             (h) "GOOD REASON" means that, during the Term of Employment, the Company shall have (i) assigned to the Executive any duties or responsibilities materially inconsistent with his position and title or otherwise breached any material provision of this Agreement, and (ii) failed to correct such condition promptly after receipt by the Board of written notice from the Executive requesting correction.

             (i) "TERM OF EMPLOYMENT" means the period specified in Section 2.

             (j) "UNAUTHORIZED DISCLOSURE, USE OR SOLICITATION" means any violation or breach by the Executive of any provision of Section 7.

         2. TERM OF EMPLOYMENT. The Company hereby continues the employment of the Executive and the Executive hereby accepts such continued employment, effective as of April 17, 1997 and ending on April 16, 2002. The Executive will devote his full time and attention to the business and affairs of the Company and its Affiliates (excluding reasonable amounts of time devoted to


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charitable purposes, other investments and periods in which he is physically or mentally ill, injured or otherwise disabled).

         3. TITLE, DUTIES AND RESPONSIBILITIES. During the Term of Employment, the Executive will (a) have the title of President of the Cardwell Division, (b) have and perform such duties and responsibilities substantially similar to those that the Executive had and performed prior to the date of this Agreement and such other duties and responsibilities as may be assigned to him from time to time by the Board, and (c) report directly to the Board. The Executive shall be invited to join the Board of Directors of IRI.

         4. COMPENSATION AND BENEFITS. (a) BASE PAY. During the Term of Employment, the Executive will receive Base Pay of $250,000 per year, subject to review by the Company for increases (but not decreases) at the end of each fiscal year during the Term of Employment. Such Base Pay will be payable by the Company in accordance with its regular compensation practices and policies applicable to senior executives of the Company, which practices and policies shall be substantially similar to the practices and policies of IRI applicable to senior executives of IRI.

             (b) ANNUAL PERFORMANCE BONUS. For each fiscal year of the Company during the Term of Employment, commencing with the fiscal year ending March 31, 1998, the Executive will be eligible to receive an annual performance bonus of up to $600,000, which bonus, if any, shall be determined by the Company, in its sole discretion. Such bonus, if any, will be payable by the Company in cash in accordance with its regular compensation practices and policies applicable to its senior executives, which practices and policies shall be substantially similar to the practices and policies of IRI applicable to senior executives of IRI.

             (c) SPECIAL BONUS. If a Change in Control occurs during the Term of Employment and while the Executive is still employed hereunder, the Executive may be eligible to receive a special change in control bonus, which bonus, if any, shall be determined by the Company, in its sole discretion. Such bonus, if any, will be payable by the Company in cash in accordance with its regular compensation practices and policies applicable to its senior executives, which practices and policies shall be substantially similar to the practices and policies of IRI applicable to senior executives of IRI.

             (d) EMPLOYEE BENEFITS. During the Term of Employment, the Executive will be entitled to (i) participate in all employee benefit plans, programs, policies and arrangements sponsored, maintained or contributed to by the Company, subject to and in accordance with the terms and conditions of such plans, programs, policies and arrangements as they relate to similarly situated senior executives of the Company, which plans, programs, policies and arrangements shall be substantially similar to those of IRI



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applicable to senior executives of IRI, and (ii) receive all other benefits and perquisites provided or made available by the Company to its senior executives, subject to and in accordance with the terms and conditions of such benefits and perquisites as they relate to senior executives of the Company, which other benefits and perquisites shall be substantially similar to those of IRI applicable to senior executives of IRI.

             (e) EXPENSES. During the Term of Employment, the Executive will be entitled to reimbursement of all documented reasonable travel and entertainment expenses incurred by him on behalf of the Company in the course of the performance of his duties hereunder, subject to and in accordance with the terms and conditions of the Company's expense reimbursement policies as they relate to senior executives of the Company, which terms and conditions shall be substantially similar to those of IRI applicable to senior executives of IRI.

             (f) VACATION. During the Term of Employment, the Executive will be entitled to vacation, in addition to paid public holidays as observed by the Company from year to year, subject to and in conformity with the Company's regular compensation practices and policies as they relate to its senior executives, which vacation practices and policies shall be substantially similar to those of IRI applicable to senior executives of IRI.

             (g) OTHER AGREEMENTS. The rights and obligations of the parties under the Acquisition Agreement will be governed by the terms and conditions of each such agreement and will not be enlarged or affected hereby.

         5.  TERMINATION OF EMPLOYMENT. Subject to the provisions of this
Section 5, the Executive's employment hereunder will be for the Term of Employment specified in Section 2.

             (a) TERMINATION FOR ANY REASON OTHER THAN GOOD REASON OR TERMINATION FOR CAUSE. The Company may, with or without notice, terminate the Executive's employment hereunder for Cause. If the Executive's employment is terminated effective during the Term of Employment by the Executive for any reason other than Good Reason or by the Company for Cause, the Executive will thereupon no longer be entitled to any compensation or benefits provided herein, and nothing herein will limit the Company's rights against the Executive or the rights and obligations of the parties under Sections 6 and 7.

             (b) TERMINATION FOR ANY REASON OTHER THAN CAUSE OR DISABILITY. The Company may terminate the Executive's employment hereunder for any reason or for no reason. If the Executive's employment is terminated effective during the Term of Employment by the Executive for Good Reason or by the Company for any reason other than Cause or the Executive's Disability, the Executive will be entitled to receive payments equal to his Base Pay (at


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the rate in effect on the effective date of his termination of employment) for the remainder of the Term of Employment, payable in a single lump sum on the effective date of such termination in accordance with the Company's regular compensation practices and policies applicable to senior executives of the Company, which practices and policies shall be substantially similar to those of IRI applicable to senior executives of IRI.

             (c) DEATH OR DISABILITY. If the Executive's employment is terminated effective during the Term of Employment as a result of his death or by the Company as a result of his Disability, the Executive (or, in the event of his death, his designated beneficiary) will be entitled to receive payments equal to his Base Pay (at the rate in effect on the effective date of his termination of employment) for a period of six (6) months following such effective date, payable in accordance with the Company's regular compensation practices and policies applicable to senior executives, which practices and policies shall be substantially similar to those of IRI applicable to senior executives of IRI, but less any amounts paid to the Executive under any long-term disability plan, program, policy or arrangement of the Company or any Affiliate.

             (d) COMPENSATION AND BENEFITS ON TERMINATION. Except as otherwise provided in Section 5(b) and (c), all compensation and benefits payable to the Executive pursuant to Section 4 (other than compensation and benefits previously earned and, if applicable, vested under the terms of this Agreement or any other applicable employee benefit plan, program, policy, arrangement or agreement) will terminate as of the effective date of the Executive's termination of employment, and the Executive hereby waives any claims for damages arising in connection with his termination of employment pursuant to this Agreement.

         6.  COMPETITIVE ACTIVITY. (a) During the period ending on the later of
(i) the effective date of the Executive's termination of employment, and (ii) the last day of the Term of Employment, the Executive will not:

                   (i) enter into or engage in any business which competes with the business of the Company or any Affiliate within the Restricted Territory (as defined below); or

                  (ii) solicit customers, business patronage or orders for, or sell, any product or products, or service or services, in competition with, or for any business, wherever located, that competes with the business of the Company or any Affiliate within the Restricted Territory; or

                 (iii) divert, entice or otherwise take away any customers, business or patronage or orders of



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                        the Company or any Affiliate within the Restricted
                        Territory, or attempt to do so; or

                  (iv) promote or assist, financially or otherwise, any firm, person, association, partnership, corporation or other entity engaged in any business which competes with the business of the Company or any Affiliate within the Restricted Territory.

             (b) For the purposes of this Section 6, the Restricted Territory will be defined as and limited to:

                   (i) the geographic areas within a 50 mile radius of any and all Company and/or Affiliate locations in, to or for which the Executive worked, was assigned or had any responsibility (either direct or supervisory) at the time of the termination of his employment or at any time during the two year period prior to such termination;

                  (ii) any customer, whether within or outside of the geographic area described in paragraph (i) above, for or to which the Executive worked, was assigned or had any direct responsibility at the time of the termination of his employment or at any time during the two year period prior to such termination; or

                 (iii) the following pipe, threading, drilling and/or equipment companies and their subsidiaries and affiliates, whether within or outside of the geographic area described in paragraph (i) above: Dreco, Inc.; National-Oilwell L.P.; and Continental Emsco Co.

         7. UNAUTHORIZED DISCLOSURE, USE OR SOLICITATION. (a) The Executive will keep in strict confidence, and will not, directly or indirectly, at any time during or after his employment with the Company, disclose, furnish, disseminate, make available or, except in the course of performing his duties of employment hereunder, use any trade secrets or confidential business and technical information of the Company or its customers, vendors, employees or Affiliates, without limitation as to when or how Executive may have acquired such information. Such confidential information will include, without limitation, the Company's products, designs, processes, methods and techniques, management, training, marketing and selling manuals, promotional materials, training courses and other training and instructional materials, vendor, product and service information, customer lists, other customer information and other trade information. Executive specifically acknowledges that all such confidential information


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including, without limitation, customer lists, other customer information and other trade information, whether reduced to writing, maintained on any form of electronic media, or maintained in the mind or memory of Executive and whether compiled by the Company, any Affiliate and/or Executive, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Company and its Affiliates to maintain the secrecy of such information, that such information is the sole property of the Company and that any retention and use of such information by Executive during his employment with the Company (except in the course of performing his duties and obligations hereunder) or after the termination of his employment will constitute a misappropriation of the trade secrets of the Company or any Affiliate.

             (b) Executive agrees that upon termination of Executive's employment with the Company, for any reason, Executive will return to the Company, in good condition, all property of the Company, including without limitation, the originals and all copies of all product, design, process, management, training, marketing and selling manuals, promotional materials, other training and instructional materials, vendor, product and service information, customer lists, other customer information and all other selling, service and trade information and equipment. In the event that such items are not so returned, the Company will have the right to charge Executive for all reasonable damages, costs, attorneys' fees and other expenses incurred in searching for, taking, removing and/or recovering such property.

             (c) Executive acknowledges that to the extent permitted by law, all work papers, reports, documentation, drawing, photographs, negatives, tapes and masters therefor, prototypes and other materials (hereinafter, "items"), including, without limitation, any and all such items generated and maintained on any form of electronic media, generated by Executive during his employment with the Company will be considered a "work made for hire" and that ownership of any and all copyrights in any and all such items will belong to the Company (other than any such items generated by the Executive solely for Cardwell Concrete Systems, Inc.). The item will recognize the Company as the copyright owner, will contain all proper copyright notices, e.g., "(year of creation) Cardwell International Ltd. All rights reserved," and will be in condition to be registered or otherwise placed in compliance with registration or other statutory requirements throughout the world.

             (d) Executive hereby assigns and agrees to assign to the Company, its successors, assigns or nominees, all of his rights to any discoveries, inventions and improvements, whether patentable or not, made, conceived or suggested, either solely or


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jointly with others, by Executive while in the Company's employ, whether or not made, conceived or suggested in the course of his employment with the use of the Company's time, materials or facilities or in any way within or related to the existing or contemplated scope of the Company's business (other than any discoveries, inventions or improvements made, conceived or suggested by Executive while in the employ or service of Cardwell Concrete Systems, Inc.). Any discovery, invention or improvement relating to any subject matter with which the Company was concerned during Executive's employment and made, conceived or suggested by Executive, either solely or jointly with others, within one year following termination of Executive's employment under this Agreement or any successor agreements will be irrebuttably presumed to have been so made, conceived or suggested in the course of such employment with the use of the Company's time, materials or facilities. Upon request by the Company with respect to any such discoveries, inventions or improvements, Executive will execute and deliver to the Company, at any time during or after his employment, all appropriate documents for use in applying for, obtaining and maintaining such domestic and foreign patents as the Company may desire, and all proper assignments therefor, when so requested, at the expense of the Company, but without further or additional consideration.

             (e) Executive may use the Company's trade names, trademarks and/or service marks in connection with the sale of the Company's products and services, but only in such manner and for such purposes as may be authorized by the Company. Upon any termination of this Agreement, Executive immediately will cease the use of such trade names, trademarks and/or service marks and eliminate them wherever they have been used or incorporated by Executive.

             (f) During the period ending on the later of (i) the effective date of the Executive's termination of employment, and (ii) the last day of the Term of Employment, the Executive will not directly or indirectly solicit or endeavor to cause any employee of the Company or any Affiliate to leave his employment or induce or attempt to induce any such employee to breach any employment agreement with the Company or any Affiliate or otherwise interfere with the employment of any such employee, other than in the course of performing his duties and obligations hereunder.

         8. SUCCESSORS AND BINDING AGREEMENT. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company,



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including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

             (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

             (c) This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 8(a) and (b). Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 8(c), the Company will have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         9. ADDITIONAL REMEDIES. Notwithstanding any other remedy herein provided for or available, if the Executive should be in breach of any of the provisions of Section 6 or 7, the Executive expressly acknowledges and agrees that the Company will be entitled to injunctive relief or specific performance, without the necessity of proving damages, in addition to any other remedies it may have.

         10. REPRESENTATION. Each party represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person or entity.

         11. SEVERABILITY. In the event that any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement will be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

         12. NOTICES. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five



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business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express or UPS, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence (with a copy to any counsel designated by the Executive), or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

         13. DISCLOSURE. During the Term of Employment and for one year thereafter, Executive will communicate the contents of this Agreement to any person, firm, association, partnership, corporation or other entity which he or she intends to be employed by, associated with, or represent and which is engaged in a business that is competitive to the business of the Company.

         14. MODIFICATIONS AND WAIVERS. No provision of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board and is agreed to in writing, signed by the Executive and by an officer of the Company duly authorized by the Board. No waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.

         15. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto with respect to its subject matter, except as such parties may otherwise agree in a writing which specifies that it is an exception to the foregoing. This Agreement supersedes all prior agreements between the parties hereto with respect to its subject matter and, notwithstanding any other provision hereof, will become effective upon the execution of this Agreement by the parties.

         16. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Kansas, without giving effect to the principles of conflict of laws of such State.

         17. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

         18. HEADINGS, ETC. The section headings contained in this Agreement are for convenience of reference only and will not be deemed to control or affect the meaning or construction of any provision of this Agreement. References to Sections are to Sections in this Agreement.



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         19. ARBITRATION; EXCLUSIVE REMEDY. Any and all claims, disputes or controversies involving the Executive and the Company arising under or in connection with this Agreement (except those arising under Sections 6 and 7 hereof) which cannot be resolved amicably by the Company and the Executive shall be submitted to and finally settled by arbitration as provided in this Section
19. There shall be one arbitrator who shall be selected from a list of five arbitrators who are experienced in the oil field servicing and drilling manufacturing industries, two of whom shall be chosen by the Company, two of whom shall be chosen by the Executive and one of whom shall be chosen by the American Arbitration Association. The arbitrator shall be selected from this list pursuant to the following procedure: the Executive and the Company shall each alternately strike one person's name off the list until there is only one person's name remaining, which person shall be the arbitrator. The location of any such arbitration proceedings shall be in the city where the arbitrator's office is located, and such proceedings shall be conducted in accordance with the Arbitration Rules of the American Arbitration Association currently in effect unless the Executive and the Company mutually agree otherwise. The award rendered by the arbitrator shall be final. An action or proceeding to enforce such award may be brought in any court of competent jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       Cardwell International Ltd.



                                       By:  ____________________________________
                                            Its:  ______________________________




                                       _________________________________________
                                       A.C. Teichgraeber



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                                     JOINDER


         IRI hereby unconditionally and absolutely guarantees the due and punctual performance by the Company of its payment obligations under this Agreement. IRI hereby represents and warrants to the Executive that it is authorized and empowered to enter into this guarantee and that the performance of its obligations under this guarantee will not violate any agreement between it and any other person or entity.



                                       IRI INTERNATIONAL CORPORATION


                                       By:_____________________________
                                          Name: Munawar H. Hidayatallah
                                          Title: Executive President -
                                                 Corporate Development



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